UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2015

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—  Entry into a Material Definitive Agreement

Underwriting Agreement

On July 28, 2015, Egalet Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated and Guggenheim Securities, LLC, as the representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering of 6,666,667 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a public offering price of $11.25 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an aggregate of 1,000,000 additional shares of Common Stock. The net proceeds to the Company from the offering are expected to be approximately $70.3 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. All of the shares in the offering are being sold by the Company.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-202807) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. The Company expects that the closing of the offering will take place on July 31, 2015, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriters with customary indemnification rights under the Underwriting Agreement. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. A copy of the opinion of Dechert, LLP regarding the validity of the shares of Common Stock issued in the offering is attached hereto as Exhibit 5.1.

Item 8.01 — Other Events

On July 28, 2015, the Company issued a press release announcing that the Company had priced the offering of the common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 28, 2015, by and among Egalet Corporation and the underwriters named therein.

5.1	Opinion of Dechert LLP.

23.1	Consent of Dechert LLP (set forth in Exhibit 5.1).

99.1	Press Release of the Company issued on July 28, 2015 announcing the details of pricing of the common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2015	Egalet Corporation

	By:	/s/ Stan Musial
		Name:	Stan Musial
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 28, 2015, by and among Egalet Corporation and the underwriters named therein.

5.1	Opinion of Dechert LLP.

23.1	Consent of Dechert LLP (set forth in Exhibit 5.1).

99.1	Press Release of the Company issued on July 28, 2015 announcing the details of pricing of the common stock.